EXHIBIT 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the  incorporation  by reference in Registration  Statement
Nos.  2-99954,  33-6920,  33-41542,  33-41543,  33-82474  and 33-60901 of Sierra
Health Services, Inc. on Forms S-8 of our report dated February 17, 1995, (except for Note 16 which is as of June 13, 1995) with respect to the financial statements of CII Financial, Inc. for the year ended December 31, 1994 appearing in the Annual Report on Form 10-K of Sierra Health Services, Inc. for the year ended December 31, 1996.



BDO SEIDMAN, LLP



Los Angeles, California
March 28, 1997